Exhibit 10.1

EXECUTION COPY

UNI-PIXEL, INC.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 28, 2007, and is by and between UNI-PIXEL, INC., a Delaware corporation, with its principal office at 8708 Technology Forest Place, Suite 100, The Woodlands, Texas 77381 (the “Company”), and Merrill Lynch Pierce, Fenner & Smith Incorporated, a Delaware corporation (the “Purchaser”).

WHEREAS the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, in aggregate, (a) 892,858 authorized but unissued shares of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and (b) Warrants (as defined below) to purchase, in aggregate, up to 3,214,289 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), for an aggregate purchase price of $10,000,009.60, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, at the Closing (as defined below), the Company and the Purchaser shall enter into that certain Investor’s Rights Agreement, dated as of the Closing, in the form attached hereto as Exhibit A (the “Investor’s Rights Agreement”).

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.                                       Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, as such terms are used and construed under Rule 144 (as defined below).

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the States of New York or Texas are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Series C Preferred Stock adopted by the Board and filed on or before the Closing (as defined below) by the Company with the Secretary of State of the State of Delaware in accordance with Delaware law, establishing the rights, preferences and privileges of the Series C Preferred Stock, in the form attached hereto as Exhibit B.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Shares pursuant to the terms of the Certificate of Designations.

“Disclosure Schedule” has the meaning set forth in Section 3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.7.

                                                                                                “Financial Statement Date” means the date of the most recent audited financial statements of the Company, which date is December 31, 2006.

“Intellectual Property” means all rights and interests in and to all inventions, invention disclosures, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, confidential or proprietary information, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes as are material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, whether now conducted or proposed to be conducted.

“Knowledge” (whether or not capitalized) including the phrase “to the Company’s knowledge” includes (a) actual knowledge of the Person, including the actual knowledge of any of the officers or directors of the Company or any of the Subsidiaries, and (b) that knowledge which a prudent businessperson could have obtained in the management of his business after making due inquiry, and after exercising due diligence, with respect thereto.

“Material Adverse Effect” means any event, occurrence or development that has had, or that could reasonably be expected to have, individually or in the aggregate with other events, occurrences or developments, a material adverse effect on the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole; provided, however, that any change resulting from (a) general economic conditions or industry conditions that do not disproportionately affect the Company or its Subsidiaries, (b) the announcement of the transactions contemplated by this Agreement and the performance by the parties of their obligations under this Agreement, (c) any change in law, or (d) any action permitted by this Agreement, shall not constitute a Material Adverse Effect.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” means the shares of Series C Preferred Stock issued and sold by the

Company to the Purchaser hereunder.

“Share Price” means $11.20 per Share.

“Subsidiaries” means the subsidiaries of the Company listed in Schedule 2-3.17 to the Disclosure Schedule.

“Transaction Documents” means, collectively, the Investor’s Rights Agreement, the Certificate of Designations and the Warrant, including all Schedules and Exhibits thereto and all certificates, opinions and other documents delivered in connection therewith.

“Warrants” means the warrants to purchase up to in aggregate 3,214,289 shares of Common Stock for a purchase price of $1.40 per share, dated as of the Closing Date, issued by the Company to the Purchaser pursuant hereto, in substantially the form attached hereto as Exhibit C.

“Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

2.                                       Purchase and Sale of Shares and Warrants.

2.1                                 Filing of Certificate of Designations. The Company shall adopt and file with the Secretary of State of the State of Delaware, on or before the Closing, the Certificate of Designations.

2.2                                 Purchase and Sale of Shares. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company, at the Closing, 892,858 Shares, at the Share Price.

2.3                                 Issuance of Warrants. Subject to and upon the terms and conditions set forth in this Agreement, the Company agrees to issue to the Purchaser at the Closing, for no further cash consideration, a Warrant to purchase 3,214,289 Warrant Shares.

2.4                                 Closing. The closing of the purchase and sale of the Shares and Warrants (the “Closing”) shall take place at 10:00 am (Central Time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1000 Louisiana, Suite 6800, Houston, Texas 77002, on September 28, 2007, the date hereof, or on such other date and at such time as may be agreed upon between the Purchaser and the Company (the “Closing Date”). At the Closing, the Company shall deliver to the Purchaser (i) a single stock certificate (or more, if reasonably requested by the Purchaser), registered in the name of the Purchaser, representing the number of Shares purchased by the Purchaser as described in Section 2.2 hereof and (ii) a Warrant in the name of the Purchaser for the number of Warrant Shares as described in Section 2.3 hereof, against payment by or on behalf of the Purchaser of the aggregate purchase price by wire transfer of immediately available funds to such account as the Company shall designate in writing.

3.                                       Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and except as set forth on the disclosure schedule attached hereto as Schedule 2 (the “Disclosure Schedule”), as follows:

3.1                                 Incorporation. Each of the Company and the Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the State of Delaware (or such other applicable jurisdiction of incorporation or formation as is indicated in Schedule 2-3.1 to the Disclosure Schedule), and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or the character of the property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect. Each of the Company and the Subsidiaries has all requisite corporate power and authority to carry on its business as now conducted and to carry out the transactions contemplated hereby. Neither the Company nor any of the Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-laws (or other charter or governing document).

3.2                                 Capitalization. After giving effect to the Closing, the authorized capital stock of the Company shall consist of:

(a)                                  Common Stock. 100,000,000 shares of Common Stock, of which (i) 18,758,056 shares are duly issued and outstanding as of the Closing Date, (ii) 4,637,500 shares are reserved for issuance upon exercise of outstanding options as of the Closing Date, (iii) 3,908,971 shares are reserved for issuance upon conversion of the Corporation’s Series A Preferred Stock, par value $0.001 plus applicable accrued dividends (the “Series A Preferred Stock”), 16,000,000 shares are reserved for issuance upon conversion of the Corporation’s Series B Preferred Stock, par value $0.001 plus applicable accrued dividends (the “Series B Preferred Stock”) and (iv) 10,632,179 shares are reserved for issuance upon exercise of currently outstanding warrants to purchase shares of the Common Stock.

(b)                                 Preferred Stock. 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which (i) 4,500,000 shares are duly authorized and designated as Series A Preferred Stock as of the Closing Date, (ii) 3,200,000 shares have been designated as Series B Preferred Stock as of the Closing Date, (iii) 892,898 shares have been designated as Series C Preferred Stock to be issued pursuant to this Agreement, and (iv) no other shares are outstanding or authorized and reserved for issuance as of the Closing Date. The rights, preferences and privileges of the Series C Preferred Stock are as stated in the Certificate of Designations and as otherwise provided by the Delaware General Corporation Law. The rights, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate of Designations of the Series A Preferred Stock adopted by the Board and filed by the Company with the Secretary of State of the State of Delaware on December 9, 2004, in accordance with Delaware law, and as otherwise provided by the Delaware General Corporation Law. The rights, preferences and privileges of the Series B Preferred Stock are as stated in the Certificate of Designations of the Series B Preferred Stock adopted by the Board and filed by the Company with the Secretary of State of the State of Delaware on February 13, 2007, in accordance with Delaware law, and as otherwise provided by the Delaware General Corporation Law.

(c)                                  All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable.

(d)                                 Except for (i) the conversion privileges of the Series C Preferred Stock to be issued pursuant to this Agreement and the conversion privileges of the Series B Preferred Stock and the Series A Preferred Stock, (ii) the Warrants and (iii) as set forth in Schedule 2-3.2(d) to the Disclosure Schedule, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities or instruments convertible into or exchangeable or exercisable for such shares of capital stock or other equity interests, and there are no outstanding rights, agreements, arrangements or commitments of any character obligating the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. The issuance and sale of the Shares and the Warrants and the issuance of Conversion Shares and Warrant Shares pursuant to the terms of the Series C Preferred Stock and the Warrants, respectively, will not obligate the Company to issue or sell, pursuant to any preemptive right or otherwise, shares of Common Stock or other securities to any Person (other than pursuant to the terms of the Series C Preferred Stock and the Warrants) and, except as set forth in Schedule 2-3.2(d), will not result in a right of any holder of capital stock or other securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities.

(e)                                  The current “Conversion Price” for the Series A Preferred Stock is $1.32. The current “Conversion Price” for the Series B Preferred Stock is $1.40.

3.3                                 Registration Rights. Except as set forth in Schedule 2-3.3 to the Disclosure Schedule and in the Investor’s Rights Agreement, the Company has not granted or agreed to grant to any Person any right (including shelf, “piggy-back” and demand registration rights) to have any capital stock or other securities of the Company registered with the SEC or any other government authority.

3.4                                 Authorization. All corporate action on the part of the Company, its officers and its directors necessary for the authorization, execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered by the Company, each of this Agreement and the Transaction Documents shall constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Company has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents and to carry out and perform its obligations under their respective terms.

3.5                                 Valid Issuance of the Shares. The Shares, the Conversion Shares, the Warrants and the Warrant Shares have been duly authorized, and the Shares, the Conversion Shares and the Warrant Shares, upon issuance pursuant to the terms hereof, of the Series C Preferred Stock and of the Warrants, respectively, will be validly issued, fully paid and nonassessable and not subject to any encumbrances, preemptive rights or any other similar contractual rights of the stockholders of the Company or any other Person (other than pursuant to the Transaction Documents). Assuming the accuracy of the representations of the Purchaser in Section 4 hereof, and subject to the filings described in Section 3.8 hereof, the Shares, Conversion Shares, Warrants, and Warrant Shares will be issued in compliance with all applicable federal and state securities laws. The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable upon conversion in full of the Shares and exercise in full of the Warrants.

3.6                                 SEC Documents. The Company has furnished to the Purchaser true and complete copies of the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, the Company’s quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2007 and June 30, 2007 (the “SEC Documents”). As of their respective filing dates, each of the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing. The Company has prepared and filed, on a timely basis, with the SEC all filings and reports required by the Securities Act and the Exchange Act.

3.7                                 Financial Statements. Except as set forth in Schedule 2-3.7 to the Disclosure Schedule, the financial statements and supporting schedules included in the SEC Documents and in any of the Company’s registration statements filed with the SEC or other of the Company’s reports filed with the SEC pursuant to Section 13 of the Exchange Act (collectively, the “Financial Statements”), are complete and correct in all material respects and present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates specified and the consolidated results of their operations and cash flows for the periods specified, in each case, in conformity with generally accepted accounting principles and applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto.

3.8                                 Consents. Except for (a) the filing and effectiveness of any registration statement required to be filed by the Company under the Securities Act pursuant to the terms of the Investor’s Rights Agreement and (b) a Form D filing and any required state “blue sky” law filings in connection with the transactions contemplated hereunder or under the Transaction Documents, all consents, approvals, orders and authorizations required on the part of the Company in connection with the execution or delivery of, or the performance of the obligations under, this Agreement and the Transaction Documents, and the consummation of the transactions contemplated herein and therein, have been obtained and will be effective as of the date hereof. Except as set forth in Schedule 2-3.8 to the Disclosure Schedule, the execution and delivery by the Company of this Agreement and the Transaction Documents, the consummation of the transactions contemplated herein and therein, and the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares, do not require the consent or approval of the stockholders of, or any lender to, the Company, or any other Person.

3.9                                 No Conflict; Compliance with Laws.

(a)                                  The execution, delivery and performance by the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares, do not and will not (i) conflict with or violate any provision of the Certificate of Incorporation (or other charter documents) or By-laws of the Company or any of the Subsidiaries, (ii) breach, conflict with or result in any violation of or default (or an event that with notice or lapse of time or both would become a default) under, or give rise to a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time, or both) of any obligation, contract, commitment, lease, agreement, mortgage, note, bond, indenture or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which they or any of their properties or assets are bound, except such as does not constitute a Material Adverse Effect, or (iii) result in a violation of any statute, law, rule, regulation, order, ordinance or restriction applicable to the Company, the Subsidiaries or any of their properties or assets, or any judgment, writ, injunction or decree of any court, judicial or quasi-judicial tribunal applicable to the Company, the Subsidiaries or any of their properties or assets, except such as does not constitute a Material Adverse Effect.

(b)                                 None of the Company and the Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of the Subsidiaries), nor has the Company or any of the Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties or assets is bound (whether or not such default or violation has been waived) or (ii) is in violation of any statute, rule or regulation of any governmental authority, including, without limitation, all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, communications and employment and labor matters, except in each case such as does not constitute a Material Adverse Effect.

3.10                           Brokers or Finders. Neither the Company nor any of the Subsidiaries has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and except as set forth in Schedule 2-3.10 to the Disclosure Schedule, none of the Company and the Subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

3.11                           Absence of Litigation. Except as set forth in Schedule 2-3.11 to the Disclosure Schedule, there are no pending or, to the Company’s knowledge, threatened actions, suits, claims, proceedings or investigations against or involving the Company or any of the Subsidiaries, which if adversely decided, would cause a Material Adverse Effect.

3.12                           No Undisclosed Liabilities; Indebtedness. Except as set forth in Schedule 2-3.12,

since the Financial Statement Date, the Company and the Subsidiaries have incurred no liabilities or obligations, whether known or unknown, asserted or unasserted, fixed or contingent, accrued or unaccrued, matured or unmatured, liquidated or unliquidated, or otherwise, other than liabilities and obligations that arose in the ordinary course of business and do not constitute a Material Adverse Effect. Except for indebtedness reflected in the Company’s Financial Statements and as set forth in Schedule 2-3.12 to the Disclosure Schedule, the Company has no indebtedness outstanding, fixed or contingent, as of the date hereof. The Company is not in default with respect to any outstanding indebtedness or any instrument relating thereto.

3.13                           Contracts. Except as set forth in Schedule 2-3.13, none of the Company and the Subsidiaries are a party to any written or oral executory contract or commitment not made in the ordinary course of business and, whether or not made in the ordinary course of business, none of the Company and the Subsidiaries are a party to any written or oral executory (i) contract or commitment with any labor union, (ii) contract or commitment for the future purchase of fixed assets, materials, supplies, or equipment involving an amount in excess of $25,000, (iii) contract of commitment for the employment of any executive officer or any contract with any other individual for employment, consulting or other services involving an amount in excess of $75,000 per year, (iv) bonus, pension, profit-sharing, retirement, stock purchase, stock option, or extraordinary hospitalization, medical insurance or similar plan, contract or understanding in effect with respect to employees or any of them or the employees of others, (v) agreements, indentures or commitments relating to the borrowing of money or to the mortgaging, pledging or otherwise placing of a lien on any assets of the Company or a Subsidiary, (vi) guaranty of any obligation for borrowed money or otherwise, (vii) lease or agreement under which the Company or a Subsidiary is the lessee of any material property, real or personal, or is the lessor of or permits any third party to hold or operate, any material property, real or personal, owned or controlled by the Company or a Subsidiary, (viii) agreement or other commitment for capital expenditures in excess of $25,000 in the aggregate, (ix) contract or agreement under which the Company or a Subsidiary is obligated to pay any broker’s fees, finder’s fees or any such similar fees to any third party, (x) contract, agreement or commitment under which the Company or a Subsidiary has issued, or may become obligated to issue, any shares of capital stock of the Company or a Subsidiary, or any warrants, options, convertible securities or other commitments pursuant to which the Company or a Subsidiary is or may become obligated to issue any shares of its capital stock, or (xi) any other contract, agreement, arrangement or understanding which is material to the business of the Company and the Subsidiaries, taken as a whole (collectively (i) through (xi), “Material Contracts”). The Company has furnished to counsel for the Purchaser true and correct copies of the Material Contracts. All Material Contracts are legal, valid, binding and in full force and effect and are enforceable by the Company and the relevant Subsidiaries in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles.

3.14                           Title to Assets. Each of the Company and the Subsidiaries has good and marketable title to all real and personal property owned by it that is material to the business of the Company and the Subsidiaries, in each case, free and clear of all liens and encumbrances, except those, if any, incurred in the ordinary course of business consistent with past practice.

3.15                           Labor Relations. No labor or employment dispute exists or, to the knowledge of the Company, is imminent or threatened, with respect to any of the employees or consultants of the Company or a Subsidiary that constitutes or will constitute a Material Adverse Effect.

3.16                           Intellectual Property.

(a)                                  The Company or a Subsidiary is the sole and exclusive owner of, or has the exclusive right to use, all Intellectual Property used or contemplated for use in the conduct of the Company’s business, including without limitation, the Intellectual Property identified in Schedule 2-3.16(a)(1). All Intellectual Property identified in Schedule 2-3.16(a)(1) was conceived, developed, reduced to practice or otherwise made by or for the Company or a Subsidiary by the current or former employees, consultants or independent contractors of the Company or a Subsidiary, or its predecessors-in-interest (each of whom has validly assigned or is obligated to assign all of his or her right, title and interest therein in writing to the Company or a Subsidiary) or was purchased and is owned or licensed by the Company or a Subsidiary, or its predecessors-in-interest, free and clear of claims and rights of any other Person. Except as set forth in Schedule 2-3.16(a)(2) to the Disclosure Schedule, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to any Intellectual Property owned, licensed, conceived, developed, reduced to practice or otherwise made by or for the Company or its Subsidiaries, including without limitation the Intellectual Property identified in Schedule 2-3.16(a)(1). Each of the Company and the Subsidiaries has taken all commercially reasonable steps to establish and preserve its ownership, and all rights in, any Intellectual Property owned, licensed, conceived, developed, reduced to practice or otherwise made by or for the Company or its Subsidiaries, including without limitation the Intellectual Property listed in Schedule 2-3.16(a)(1). All necessary registration, maintenance and renewal fees for the Intellectual Property listed in Schedule 2-3.16(a)(1) are currently satisfied. All assignments, security agreements, certifications or other relevant documents and/or agreements that may affect any rights or interests of the Intellectual Property identified in Schedule 2-3.16(a)(1) have been properly filed with the relevant patent, copyright, trademark or other authority in the United States or relevant foreign jurisdiction.

(b)                                 To the Company’s knowledge, there have been no claims made against the Company or any of the Subsidiaries asserting the invalidity, abuse, misuse or unenforceability of any of the Company’s Intellectual Property or interference of the Company’s Intellectual Property with the rights of others and, to the Company’s knowledge, there are no reasonable grounds for any such claims. To the Company’s knowledge, no Person affiliated with the Company or the Subsidiaries has wrongfully acquired, exploited, employed, disclosed, converted, misappropriated or used any trade secrets or any confidential information or documentation proprietary to any former employer or any other person, and no person affiliated with the Company or the Subsidiaries has violated any confidential relationship which such person may have had with any third party. To the Company’s knowledge, there have been no claims made against the Company or its Subsidiaries, or against any activity, product, service or offering of the Company or its Subsidiaries, for any infringement, misuse, misappropriation, conversion or violation of any Intellectual Property rights of any third party, and, to the Company’s knowledge, there are no reasonable grounds for any such claims. To the Company’s knowledge, none of its planned activities, products, services or offerings will infringe, misuse, misappropriate, convert or in any way violate any Intellectual Property rights of any third party, and, to the Company’s knowledge, there would be no reasonable grounds for any such claim.

(c)                                  Except as set forth in Schedule 2-3.16(c), to the Company’s knowledge, no third party has infringed, misused, misappropriated, converted or violated any of the Company’s Intellectual Property.

(d)                                 Except as set forth in Schedule 2-3.16(d) to the Disclosure Schedule, no royalties, honorariums or fees are or will be payable by the Company or any of the Subsidiaries to other Persons by reason of the ownership or use by the Company (or by reason of any other relationship with other Persons, contractual or otherwise) of the Intellectual Property or by reason of the conduct of its normal business activities or marketing or sale of any of its existing or planned products, services or activities.

3.17                           Subsidiaries; Joint Ventures. Except for the Subsidiaries listed in Schedule 2-3.17 to the Disclosure Schedule, the Company has no subsidiaries and (i) does not hold equity interests, directly or indirectly, in any other Person or have any obligations to acquire equity interests in any other Person, and (ii) is not a participant in any joint venture, partnership, or similar arrangement material to the business of the Company and the Subsidiaries.

3.18                           Taxes. The Company and each of the Subsidiaries has filed (or has had filed on its behalf), will timely file or will cause to be timely filed, or has timely filed for an extension of the time to file, all material Tax Returns (as defined below) required by applicable law to be filed by it or them prior to or as of the date hereof, and such Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects. Each of the Company and the Subsidiaries has paid (or has had paid on its behalf) or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) or will establish or cause to be established in accordance with United States generally accepted accounting principles on or before the date hereof an adequate accrual for the payment of, all material Taxes (as defined below) due with respect to any period ending prior to or as of the date hereof. “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Internal Revenue Service or any taxing authority (whether state, county, local or foreign) (each, a “Taxing Authority”), including any interest, fines, penalties or additional amounts attributable to or imposed upon any such taxes or other assessments. “Tax Return” shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority, including information returns, any documents with respect to accompanying payments of estimated Taxes, or with respect to or accompanying requests for extensions of time in which to file any such return, report, document, declaration or other information. There are no claims or assessments pending against the Company or any of the Subsidiaries for any material alleged deficiency in any Tax, and neither the Company nor any of the Subsidiaries has been notified in writing of any material proposed Tax claims or assessments against the Company or any of the Subsidiaries. No Tax Return of the Company or any of the Subsidiaries is or has been the subject of an examination by a Taxing Authority. Each of the Company and the Subsidiaries has withheld from each payment made to any of its past or present employees, officers and directors, and any other person, the amount of all material Taxes and other deductions required to be withheld therefrom and paid the same to the proper Taxing Authority within the time required by law.

3.19                           Pensions and Benefits.

(a)                                  None of (i) any current or former directors, officers, employees or consultants of the Company has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of the Subsidiaries, or (ii) the Company or any of the Subsidiaries has any present or future liability under any “employee benefit plan” within the meaning of Section 3(3) of the United States Employee Retirement Income Security Act of 1974 (“ERISA”), including without limitation, multiemployer plans within the meaning of Section 3(37) of ERISA, and all retirement, profit sharing, stock option, stock bonus, stock purchase, severance, fringe benefit, deferred compensation, and other employee benefit programs, plans, or arrangements, whether or not subject to ERISA.

(b)                                 No stock options, stock appreciation rights or other equity-based awards issued or granted by the Company are subject to the requirements of Section 409A of the Code.   Each “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company  makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder.  No payment to be made under any 409A Plan is, or to the knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code.

3.20                           Private Placement; Communications with Purchaser. Neither the Company nor any person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Shares, Warrants, Warrant Shares or Conversion Shares by means of any form of general solicitation or advertising. None of the Company, its Affiliates and any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D, or other exemption, under the Securities Act in connection with the offer, sale or issuance of the Shares, Conversion Shares, Warrants or Warrant Shares as contemplated hereby or by the terms of the Transaction Documents or (ii) cause the offering or issuance of the Shares, Conversion Shares, Warrants or Warrant Shares pursuant to this Agreement or any of the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions in a manner that would eliminate the availability of the exemption described in the immediately preceding clause (i) or require any stockholder approval, except as has been obtained pursuant to the Exchange Act.

3.21                           Regulatory Matters. None of the Company and the Subsidiaries is, or is an Affiliate of, or following the receipt of the proceeds of this offering will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. None of the Company and the Subsidiaries is a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

3.22                           Material Changes. Except as set forth in Schedule 2-3.22 to the Disclosure Schedule, since the Financial Statement Date, the Company and the Subsidiaries, taken as a whole, have conducted their business only in the ordinary course, consistent with past practice, and since such date there has not occurred a Material Adverse Effect. Since the Financial Statement Date and except as disclosed in Schedule 2-3.22 or pursuant hereto or any Transaction Document, there has not occurred: (i) any amendment or change in the charter documents or By-laws of the Company or the Subsidiaries; (ii) any (A) incurrence, assumption or guarantee by the Company or the Subsidiaries of any debt for borrowed money other than (x) equipment leases made in the ordinary course of business, consistent with past practice and (y) any such incurrence, assumption or guarantee with respect to an amount of $25,000 or more; (B) issuance or sale of any securities convertible into or exchangeable for securities of the Company or any Subsidiary other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company and its Subsidiaries; (C) issuance or sale of options or other rights to acquire from the Company or any of the Subsidiaries, directly or indirectly, securities of the Company or any Subsidiary or any securities convertible into or exchangeable for any such securities, other than options issued to directors, employees and consultants in the ordinary course of business, consistent with past practice; (D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company and its Subsidiaries; (E) declaration or making of any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to or from directors, officers and employees of the Company or the Subsidiaries as compensation for or in connection with services rendered to the Company or the Subsidiaries (as applicable) or for reimbursement of expenses incurred on behalf of the Company or the Subsidiaries (as applicable); (F) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice; (G) waiver of any right of substantial value whether or not in the ordinary course of business; (H) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or (I) other commitment (contingent or otherwise) to do any of the foregoing; (iii) any creation, sufferance or assumption by the Company or any of the Subsidiaries of any lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $25,000 outstanding at any time; (iv) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or the Subsidiaries of any Material Contract, other than in the ordinary course of business, consistent with past practice; or (v) any transfer or grant of a right with respect to the Intellectual Property owned or licensed by the Company or the Subsidiaries, except as among the Company and the Subsidiaries.

3.23                           Regulatory Permits. The Company and the Subsidiaries possess all certificates, approvals, authorizations, licenses, permits and other rights issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their businesses, now conducted or proposed to be conducted, except where the failure to possess such permits does not constitute a Material Adverse Effect (the “Material Permits”), and the Company has not received any written notice of proceedings relating to, or any basis for the denial, revocation or modification of any Material Permits. All such Material Permits are in full force and effect and are not the subject of any pending or, to the knowledge of the Company, threatened challenge or other attack by appeal or direct proceeding or otherwise.

3.24                           Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for the business in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew existing insurance coverage for itself and the Subsidiaries as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary or appropriate to continue business.

3.25                           Disclosure. All disclosure provided to the Purchaser regarding the Company and the Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement furnished by or on behalf of the Company, are true and correct in all material respects. The Company acknowledges and agrees that the Purchaser makes no or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

3.26                           Investigation. It shall be no defense to an action for breach of this Agreement that the Purchaser or their agents have (or have not) made investigations into the affairs of the Company and the Subsidiaries or that the Company did not or could not have known of the misrepresentation or breach of warranty (unless expressly qualified by knowledge). Damages for breach of a representation or warranty or other provision of this Agreement shall not be diminished by any alleged tax savings as a result thereof.

3.27                           Affiliate Transactions.

(a)                                  Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board, (iii) agreements contemplated in Section 3.28 below, and (iv) as set forth in Schedule 2-3.27(a) to the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants, employees, shareholders or Affiliates.

(b)                                 Except as set forth in Schedule 2-3.27(b) to the Disclosure Schedule, the Company is not indebted, directly or indirectly, for deferred salary or other compensation, money borrowed or otherwise, to any of the directors, officers, employees or shareholders of the Company or a Subsidiary or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. Except as set forth in Schedule 2-3.27(b) to the Disclosure Schedule, none of the Company’s directors, officers, employees, shareholders or any members of their immediate families, or any Affiliate of the foregoing (i) is, directly or indirectly, indebted to the Company or a Subsidiary, (ii) to the Company’s knowledge, has any direct or indirect ownership interest in any firm or corporation with which the Company or a Subsidiary has any business relationship or dealings, or any firm or corporation which competes with the Company or a Subsidiary (except ownership interests not exceeding two percent (2%) of the outstanding capital stock of publicly traded companies), or (iii) has any material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors.

3.28                           Confidential Information and Invention Assignment Agreements. Except as set forth in Schedule 2-3.28 to the Disclosure Schedule, each current and former director, officer, employee, and, to the extent reasonably deemed necessary to protect the Company’s interests, consultant of the Company or a Subsidiary has executed an agreement with the Company or a Subsidiary regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current or former director, officer, employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s or consultant’s Confidential Information Agreement. The Company is not aware that any director, officer, employee or consultant is in violation thereof. All employees of the Company and its Subsidiaries actively and directly involved in any research and development activities are required to and have executed employment agreements that obligate them to assign to the Company and its Subsidiaries all rights in any Intellectual Property conceived, developed, reduced to practice or in any way made in the course of their employment or work and to assist and fully cooperate in all activities, and execute any documents, necessary to secure, preserve and perfect the Company’s rights and interests in any such Intellectual Property. All employees, and, to the extent reasonably deemed necessary to protect the Company’s interests, consultants and advisors, are and have been required to execute a confidentiality agreement upon the commencement of an employment or consulting relationship, which agreement provides that all trade secrets and inventions conceived by the individual and all confidential information developed or made known to the individual during the term of his or her relationship with the Company or its Subsidiaries shall be the exclusive property of the Company or its Subsidiaries and shall be kept confidential and not disclosed to third parties, except in specified circumstances.

3.29                           Nondisclosure. Except as set forth in Schedule 2-3.29 or pursuant to a binding non-disclosure agreement, the Company has not disclosed to any third party any Company trade secret or other confidential or proprietary information.

3.30                           Collaboration. Except as set forth in Schedule 2-3.30, the Company has not funded any research or development efforts of any third party or engaged in any joint research or development efforts with any third party.

3.31                           Government Funding. Except for the agreements set forth in Schedule 2-3.31, the Company and its Subsidiaries are not a party to any agreement that provided or provides government funding for any Company research, development or marketing efforts, joint or otherwise. The Company and its Subsidiaries have complied with all provisions of the agreements set forth in Schedule 2-3.31 necessary to preserve their rights in any of the Intellectual Property. Except for the agreements set forth in Schedule 2-3.31, the Company and its Subsidiaries are not a party to any agreement with any government that (a) provides for any governmental ownership interest, contingent or otherwise, in any Intellectual Property, (b) that imposes on the Company or its Subsidiaries any requirement to license, contingent or otherwise, any Intellectual Property, or (c) that imposes any governmental requirement, restriction or encumbrance, contingent or otherwise, on the use of the Intellectual Property or the conduct of the business of the Company or its Subsidiaries.

4.                                       Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

4.1                                 Authorization. All action on the part of the Purchaser and, if applicable, its officers, directors, managers, members, shareholders and/or partners necessary for the authorization, execution, delivery and performance of this Agreement and the Investor’s Rights Agreement, and the consummation of the transactions contemplated herein and therein, has been taken. When executed and delivered, each of this Agreement and the Investor’s Rights Agreement will constitute the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally and by general equitable principles. The Purchaser has all requisite power and authority to enter into each of this Agreement and the Investor’s Rights Agreement, and to carry out and perform its obligations under the terms hereof and thereof.

4.2                                 Purchase Entirely for Own Account. The Purchaser is acquiring the Shares and the Warrants for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act.

4.3                                 Investor Status; Etc. The Purchaser certifies and represents to the Company that it is an institutional “Accredited Investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring any of the Shares, Conversion Shares, Warrants or Warrant Shares. The Purchaser’s financial condition is such that it is able to bear the risk of holding the Shares and the Warrants, and any Conversion Shares and Warrant Shares, for an indefinite period of time and the risk of loss of its entire investment. The Purchaser has sufficient knowledge and experience in making investments such as contemplated under this Agreement so as to be able to evaluate the risks and merits of its investment in the Company.

4.4                                 Securities Not Registered. The Purchaser understands that the Shares, Conversion Shares, Warrants and Warrant Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that the Shares, Conversion Shares, Warrants and Warrant Shares must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act, including pursuant to a registration statement under the Investor’s Rights Agreement, or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 promulgated under the Securities Act (the provisions of which are known to it) depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.5                                 No Conflict. The execution and delivery of this Agreement and the Investor’s Rights Agreement by the Purchaser, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with or result in any violation of (i) the organizational documents of the Purchaser or (ii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to the Purchaser.

4.6                                 Brokers. The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement or the Transaction Documents, and the Purchaser has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the Transaction Documents, or any transaction contemplated hereby or thereby.

4.7                                 Consents. All consents, approvals, orders and authorizations required on the part of the Purchaser in connection with the Purchaser’s execution, delivery or performance of this Agreement and the Investor’s Rights Agreement and the consummation of the transactions contemplated herein and therein have been obtained and are effective as of the date hereof.

4.8                                 Regulatory Permits. The Purchaser possess all certificates, approvals, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary for Purchaser to enter into this Agreement and the Investor’s Rights Agreement and the consummate the transactions contemplated herein and therein.

4.9                                 Disclosure of Information. The Purchaser believes it has received adequate information for it to decide whether or not to purchase the Shares and the Warrants. The Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Warrants and the business, properties, prospects and financial condition of the Company. The foregoing representation is made by the Purchaser on the basis of and in reliance upon the representations and warranties of the Company in Section 3 of this Agreement being true and correct, and shall not operate to limit or otherwise modify such representations and warranties or the right of the Purchaser to rely thereon. The Purchaser’s decision to invest is based exclusively on the Company’s representations in this Agreement and the results of the Purchaser’s independent investigation. The Purchaser acknowledges that the Company and its agents have not provided any legal or tax advice.

5.                                       Conditions Precedent.

5.1.                              Conditions to the Several Obligations of the Purchaser to Consummate the Closing. The obligation of the Purchaser to consummate the Closing and to purchase and pay for the Shares and Warrants to be purchased by it is subject to the satisfaction (or waiver by the Purchaser) of the following conditions precedent:

(a)                                  The representations and warranties of the Company contained herein shall be true and correct on and as of the date hereof, the Closing Date. The Company shall have performed or complied with all obligations and conditions herein required to be performed or complied with by the Company on or prior to the Closing.

(b)                                 No proceeding challenging, or seeking to prohibit, alter, prevent or materially delay, this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Company.

(c)                                  This Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby and thereby shall have been duly obtained or made and shall be in full force and effect.

(d)                                 All instruments and corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the Transaction Documents shall be satisfactory in form and substance to the Purchaser, and the Purchaser shall have received copies (executed or certified, as may be appropriate) of all documents which the Purchaser may have reasonably requested in connection with such transactions.

(e)                                  The Purchaser shall have received from Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., outside counsel to the Company, an opinion addressed to the Purchaser, dated the Closing Date and substantially in the form of Exhibit D hereto.

(f)                                    The Investor’s Rights Agreement shall have been executed and delivered to the Purchaser by the Company.

(g)                                 The Company shall have adopted and filed with the Secretary of State of the State of Delaware in accordance with Delaware General Corporation Law on or before the Closing the Certificate of Designations, which shall continue in full force and effect on and as of the Closing Date.

(i)                                     The Company shall have delivered, in form and substance satisfactory to the Purchaser, a certificate dated as of the Closing Date and signed by the secretary or another appropriate executive officer of the Company, certifying (i) that attached copies of the Certificate of Incorporation (including the Certificate of Designations), By-laws and resolutions of the Board approving this Agreement, the Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain in full force and effect as of the date hereof, and (ii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

(j)                                     The Company shall deliver to the Purchaser a certificate in form and substance satisfactory to the Purchaser, dated the Closing Date and signed by the Company’s President, certifying that (i) the representations and warranties of the Company contained in Section 3 hereof are true and correct in all respects on the Closing Date and (ii) the Company has performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing.

5.2.                              Conditions to the Obligation of the Company to Consummate the Closing. The obligation of the Company to consummate the Closing and to issue and sell the Shares to the

Purchaser at the Closing is subject to the satisfaction (or waiver by the Company) of the following conditions precedent:

(a)                                  The representations and warranties of the Purchaser contained herein shall be true and correct in all respects on and as of the date hereof and the Closing Date.

(b)                                 The Investor’s Rights Agreement shall have been executed and delivered by the Purchaser.

(c)                                  The Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by the Purchaser on or prior to the Closing.

(d)                                 No proceeding challenging, or seeking to prohibit, alter, prevent or materially delay, this Agreement or the Transaction Documents, or the transactions contemplated hereby or thereby, shall have been instituted before any court, arbitrator or governmental body, agency or official or shall be pending against or involving the Purchaser.

(e)                                  This Agreement and the Transaction Documents, and the transactions contemplated hereby and thereby, shall not be prohibited by any law, rule, governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person with respect to any of the transactions contemplated hereby and thereby shall have been duly obtained or made and shall be in full force and effect.

6.                                       Certain Covenants and Agreements.

6.1.                              Transfer of Securities. The Purchaser agrees that it shall not sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Shares, Conversion Shares, Warrants or Warrant Shares, except (i) pursuant to an effective registration statement under the Securities Act, including such as required under the Investor’s Rights Agreement, or (ii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws. Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be void. The Company shall not be required to register any transfer of the Shares in violation of this Section 6.1. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 6.1.

6.2.                              Legends.

(a)                                  To the extent applicable, each certificate or other document evidencing the Shares, the Conversion Shares and the Warrant Shares shall be endorsed with the legend set forth below and any other legends that may be required by applicable state “blue sky” laws, and the Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

(b)                                 The legend set forth in Section 6.2(a) shall be removed from the certificates evidencing the Shares, the Conversion Shares and the Warrant Shares, (i) in connection with any sale of such Shares, Conversion Shares or Warrant Shares pursuant to Rule 144 or any effective registration statement, including such as required under the Investor’s Rights Agreement, or (ii) if such Shares, Conversion Shares or Warrant Shares are eligible for sale under Rule 144(k) (and the holder of such Shares, Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder is in compliance with the applicable provisions of Rule 144(k)) or (iii) if such legend is not required under applicable requirements of the Securities Act (including interpretations and pronouncements issued by the Staff of the SEC) (and the holder of such Shares, Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that such legend is not required under applicable requirements of the Securities Act (including such interpretations and pronouncements)) and, if reasonably requested by the Company, the Company has received from Purchaser’s counsel an opinion, in such form as is reasonably satisfactory to Company’s counsel, that such legend is not so required. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent, if required, promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Shares, the Conversion Shares or the Warrant Shares and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent, if required, promptly after the effective date of any registration statement, including such as required under the Investor’s Rights Agreement, covering the resale of the Shares, any Conversion Shares or Warrant Shares to allow sales without restriction pursuant to such registration statement. The Company agrees that at such time as such legend is no longer required under this Section 6.2(b), it will, promptly following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing the Shares, Conversion Shares or Warrant Shares issued with such legend, deliver or cause to be delivered to the Purchaser a certificate representing such Shares, Conversion Shares or Warrant Shares that is free from such legend; provided, however, that in the case of removal of the legend in connection with a sale pursuant to Rule 144, the holder of such Shares, Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144, including delivery of a broker’s representation letter and a copy of a Form 144 filed in connection with such sale. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

6.3                                 Publicity. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, the Company shall not, without the prior written consent of the Purchaser, disclose or publish the name of the Purchaser in any press release, public announcement, website or otherwise. Except to the extent required by applicable laws, rules, regulations or stock exchange requirements, the Purchaser shall not, without the written consent of the Company, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. The parties agree that the Company shall issue a press release promptly following (and in no event more than one Business Day after) the Closing and, on or before 9:30 a.m., New York time, on the first trading day following the Closing Date describing the terms of the transactions contemplated by this Agreement and the Transaction Documents, the contents of which press release shall have been approved by the Purchaser, and shall file such press release under cover of a Current Report on Form 8-K, attaching such press release and the material transaction documents (including, without limitation, this Agreement and the Investor’s Rights Agreement) as exhibit to such filing (including all attachments, the “8-K Filing”).

6.4                                 Filing of Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to all applicable securities laws, including the Exchange Act. The Company further covenants that it will take such further action as any holder of Shares, Conversion Shares and Warrant Shares may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

6.5                                 Use of Proceeds. The Company intends that the proceeds from the sale of the Shares shall be used by the Company to fund the Company’s general corporate and working capital requirements.

6.6                                 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or the issuance of the Warrants pursuant hereto.

6.7                                 Reservation of Common Stock for Issuance; Listing of Shares. The Company agrees to reserve from its duly authorized capital stock the total number of shares of Common Stock issuable upon the conversion in full of the Conversion Shares and the Warrant Shares. The Company agrees that at any time, if and when its shares of Common Stock are listed on a national or international securities exchange or admitted for quotation on any national automated quotation system, it will use reasonable efforts to promptly list and qualify the Conversion Shares and Warrant Shares for trading on such exchange or quotation on such system.

6.8                                 Required Approvals. As promptly as practicable after the date of this Agreement, the Company shall make, or cause to be made, all filings with any governmental or administrative agency or any other Person necessary to consummate the transactions contemplated hereby.

6.9                                 Inspection Rights. The Purchaser, or any officer, employee, agent or representative thereof, shall have the right to visit and inspect any of the properties of the

Company or any of the Subsidiaries and to review and copy such information regarding the affairs, finances, accounts and operations of the Company and its subsidiaries as is reasonably requested from time to time.

6.10                           No Commitment for Additional Financing. The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares and the Warrants as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by the Purchaser or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement of the Purchaser, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchaser shall have the right, in it sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

7.                                       Indemnification.

7.1                                 The Company agrees to indemnify, defend and hold harmless the Purchaser and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (collectively, the “Purchaser Indemnitees”) to the fullest extent permitted by law from and against any and all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including administrative, judicial or regulatory proceedings, interest, penalties, costs of investigation and reasonable fees, disbursements and other charges of counsel) (collectively, “Losses”) based upon, arising out of or otherwise in respect of any breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in the Transaction Documents, or for any Losses claimed by any broker or placement agent retained by the Company in connection with the transactions contemplated hereby or thereby.

7.2                                 As promptly as possible after receipt by a Purchaser Indemnitee under this Section 7 of notice of the threat, assertion or commencement of any claim, action or proceeding, such Purchaser Indemnitee will, if a claim for indemnification in respect thereof is to be made under this Section 7, notify the Company in writing of the commencement thereof and the Company shall have the right to participate in and, to the extent the Company desires, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that the failure to notify the Company promptly of the threat, assertion or commencement of any such claim, action or proceeding shall not relieve the Company of any liability to the Purchaser Indemnitee under this Section 7 except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Company.

7.3                                 If any Purchaser Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to such Purchaser Indemnitee which are different from or additional to those available to the Company, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the Company shall not have the right to assume the defense of such action on behalf of such Purchaser Indemnitee, and the Company shall reimburse such Purchaser Indemnitee for the fees and expenses of one separate counsel, for all Purchaser Indemnitees, which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7. Subject to the foregoing, a Purchaser Indemnitee shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the relevant Purchaser Indemnitee, effect any settlement of any pending proceeding in respect of which such Purchaser Indemnitee is a party, unless such settlement includes an unconditional release of such Purchaser Indemnitee party from all liability on claims that are the subject matter of such proceeding.

7.4.                              Time Limit for Certain Claims.

(a)                                  The representations and warranties of the Company under Section 3 of this Agreement, regardless of any investigation made by the Purchaser or their independent accounts or legal representatives, or any certificate, document or other instrument delivered in connection herewith, shall survive for eighteen (18) months after the Closing, except for (i) the representations and warranties in Section 3.18 hereof (“Taxes”), which shall survive until the last date liability connected with the Company’s previous tax positions may be asserted by federal or state authorities, and (ii) the representations and warranties in Sections 3.1, 3.4 and 3.5 hereof, which shall survive indefinitely. The Company will not be liable for any Losses hereunder arising out of a breach of representation or warranty unless a written claim for indemnification is given by the relevant Purchaser Indemnitee to the Company on or prior to the expiration of such applicable time limits.

(b)                                 Maximum Amount. The Company shall not be liable hereunder for any Losses incurred by the Purchaser on the value of its Shares and Warrant Shares as a result of a breach of representation or warranty hereunder in excess of the purchase price hereunder actually paid by the Purchaser for such Shares and Warrant Shares.

7.5                                 Applicability; Non-Exclusivity. Notwithstanding any term to the contrary in this Section 7, the indemnification and contribution provisions of the Investor’s Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder. The parties hereby acknowledge and agree that in addition to remedies of the parties hereto in respect of any and all claims relating to any breach or purported breach of any representation, warranty, covenant or agreement that is contained in this Agreement pursuant to the indemnification provisions of this Section 7, all parties shall always retain the right to pursue and obtain injunctive relief in addition to any other rights or remedies hereunder.

8.                                       Miscellaneous Provisions.

8.1                                 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

8.2                                 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

8.3                                 Notices.

(a)                                  Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be given in writing and shall be deemed given if sent by certified or registered mail (return receipt requested), overnight courier or telecopy (with confirmation of receipt), or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 8.3 if sent with return receipt requested to the electronic mail address specified by the receiving party either in this Section 8.3 or on Schedule 1 hereto. A copy of any such communication should also be sent in accordance with the first sentence of this Section 8.3(a). Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

(b)                                 All correspondence to the Company shall be addressed as follows:

Uni-Pixel, Inc.

8708 Technology Forest Place

Suite 100

The Woodlands, Texas 77381

Attention: James Tassone

Facsimile: (281) 825-4599

Email: jtassone@unipixel.com

with copies to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

Four United Plaza

8555 United Plaza Boulevard

Baton Rouge, LA 70809

Attention: Scott D. Chenevert, Esq.

Facsimile: (225) 248-2010

Email: schenevert@joneswalker.com

(c)                                  All correspondence to the Purchaser shall be addressed as follows:

Merrill Lynch Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Attention: Lawrence A. First

Telecopy No.:  (212) 449-4296

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana, Suite 6800

Houston, TX 77002

Attention: Frank E. Bayouth

Telecopy No.: (713) 655-5115

(d)                                 Any entity may change the address to which correspondence to it is to be addressed by notification as provided for herein.

8.4                                 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8.5                                 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Transaction Documents; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Purchaser, not to exceed $80,670.

8.6                                 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.7                                 Governing Law. This Agreement shall be governed by and construed in accordance with the internal and substantive laws of the State of Delaware and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction. The Company agrees that any action for the breach of this Agreement may be prosecuted against it in the courts of the State of New York.

8.8                                 Waiver. No waiver or delay in exercising of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.9                                 Assignment. The rights and obligations of any party hereto shall inure to the benefit of and shall be binding upon the authorized successors, legal representatives and permitted assigns of such party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Subject to the provisions of Section 6 hereof, the Purchaser may assign or transfer any or all of its rights under this Agreement to any Person to which it may sell, assign, transfer or otherwise dispose of any of its Shares, Conversion Shares, Warrants or Warrant Shares; provided, however, that such assignee or transferee agrees in writing to be bound, with respect to the transferred Shares, Conversion Shares, Warrants or Warrant Shares, by the provisions hereof and of the Transaction Documents that apply to the assigning or transferring Purchaser; whereupon such assignee or transferee shall be deemed to be a “Purchaser” for all purposes of this Agreement.

8.10                           Survival. The respective representations and warranties given by the parties hereto shall survive the Closing Date and the consummation of the transactions contemplated herein as provided in Section 7.4 of this Agreement. The respective covenants and agreements agreed to by a party hereto shall survive the Closing Date and the consummation of the transactions contemplated herein in accordance with their respective terms and conditions.

8.11                           Entire Agreement. This Agreement, the exhibits and schedules hereto, the Transaction Documents and the other documents delivered pursuant hereto constitutes the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.

8.12                           Amendments. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provisions of this Agreement shall be effective only if made or given in writing and signed by the Company and the Purchaser.

8.13                           No Third Party Rights. This Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto; provided, however, that each of the Purchaser Indemnitees that are not Purchasers are entitled to all rights and benefits as third party beneficiaries of Section 7 of this Agreement.

8.14                           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement under seal as of the day and year first above written.

UNI-PIXEL, INC.

By:
Name: Reed J. Killion
Title: President

PURCHASER:

MERRILL LYNCH PIERCE, FENNER & SMITH

INCORPORATED

By:
Name:
Title:

EXHIBIT A

FORM OF INVESTOR’S RIGHTS AGREEMENT

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATIONS

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

FORM OF OPINION